                                                                       EXHIBIT 4

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

            THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the __day of ____, 1997, by and between The Latin America Dollar Income Fund, Inc., a Maryland corporation ("LADIF"), and Scudder World Income Opportunities Fund, Inc., a Maryland corporation ("SWIOF").

                             PLAN OF REORGANIZATION

            The reorganization will comprise the acquisition by LADIF of substantially all of the assets, and the assumption of substantially all of the liabilities, of SWIOF in exchange solely for an equal aggregate net asset value of LADIF's shares of common stock, with a par value of $0.01 per share (the "LADIF Common Stock"), and the subsequent distribution to SWIOF stockholders in liquidation of SWIOF of all of the LADIF Common Stock received in exchange for their corresponding shares of common stock of SWIOF, with a par value of $0.01 per share (the "SWIOF Common Stock"), upon and subject to the terms hereinafter set forth (the "Reorganization").

            In the course of the Reorganization, LADIF Common Stock will be distributed to SWIOF stockholders as follows: each holder of SWIOF Common Stock will be entitled to receive the number of shares of LADIF Common Stock to be received by SWIOF having an aggregate net asset value equal to the aggregate net asset value of the SWIOF Common Stock owned by such stockholder on the Exchange Date (as defined in Section 7 of this Agreement). In consideration therefor, on the Exchange Date LADIF shall assume substantially all of SWIOF's obligations and liabilities then existing, whether absolute, accrued, contingent or otherwise. It is intended that the Reorganization described in this Plan shall be a reorganization within the meaning of Section 368(a)(l)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision.

            As promptly as practicable after the liquidation of SWIOF pursuant to the Reorganization, SWIOF shall be dissolved in accordance with the laws of the State of Maryland and will terminate its registration under the Investment Company Act of 1940, as amended (the "1940 Act").

                                    AGREEMENT

            In order to consummate the Reorganization and in consideration of the premises and the covenants and agreements hereinafter set forth, and intending to be legally bound, SWIOF and LADIF hereby agree as follows:

            1. Representations and Warranties of SWIOF. SWIOF represents and warrants to, and agrees with, LADIF that:

            (a) SWIOF is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland, and has the power to own all of its assets and to perform its obligations under this Agreement. SWIOF has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted and to perform its obligations under this Agreement.

            (b) SWIOF is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-8316) and such registration has not been revoked or rescinded and is in full force and effect. SWIOF has elected to qualify and has qualified as a regulated investment company under Sections 851-855 of the Code as of its taxable year ended April 30, 1997, has been a regulated investment company at all times since its inception and meets the requirements for and intends to continue to qualify as a regulated investment company for its taxable year ending upon the liquidation of SWIOF.

            (c) As used in this Agreement, the term "Investments" shall mean (i) the investments of SWIOF shown on the schedule of its investments as of the Valuation Time (as defined in Section 3(c) of this Agreement) furnished to LADIF, with such additions thereto and deletions therefrom as may have arisen in the course of SWIOF's business up to the Valuation Time; and (ii) all other assets owned by SWIOF or liabilities incurred as of the Valuation Time, except that SWIOF shall retain cash, bank deposits or cash equivalent securities in an estimated amount necessary to (1) discharge its unpaid liabilities on its books at the Valuation Time (including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to the Valuation Time), and (2) pay such contingent and other liabilities as the Board of Directors of SWIOF reasonably shall deem to exist against SWIOF, if any, at the Valuation Time, for which contingent and other appropriate liability reserves shall be established on SWIOF's books. SWIOF also shall retain any and all rights which it may have over and against any other person which may have accrued up to the Valuation Time. Any unexpended portion of the foregoing funds so retained by SWIOF shall be disbursed by SWIOF pro rata to its stockholders upon dissolution of SWIOF as a final liquidating dividend.

            (d) SWIOF has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to the approval of this Agreement and the Reorganization by SWIOF stockholders, this Agreement constitutes a valid and binding agreement enforceable against SWIOF in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and to general equity principles.

            (e) LADIF has been furnished with a statement of assets, liabilities and capital and a schedule of investments of SWIOF, each as of April 30, 1997, said financial statements having been audited by Coopers & Lybrand LLP, independent public accountants, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of SWIOF as of the date thereof. An unaudited statement of assets, liabilities and capital of SWIOF and an unaudited schedule of investments of SWIOF, each as of the Valuation Time, will be furnished to LADIF at or prior to the Exchange Date for the purpose of determining the number of shares of LADIF Common Stock to be issued pursuant to Section 4 of this Agreement; and such unaudited statements will fairly present the financial position of SWIOF as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

            (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of SWIOF, threatened against SWIOF which assert liability on the part of SWIOF or which materially affect its financial condition or its ability to consummate the Reorganization. SWIOF is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any Federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

            (g) There are no material contracts outstanding to which SWIOF is a party that have not been disclosed in the N-14 Registration Statement (as defined in subsection (m) below) or will not otherwise be disclosed to LADIF prior to the Valuation Time.

            (h) SWIOF is not a party to or obligated under any provision of its Articles of Incorporation, as amended, or its by-laws, as amended, or any contract or other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance of its obligations under this Agreement.

            (i) SWIOF has no known liabilities of a material amount, contingent or otherwise, other than those shown on its statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since April 30, 1997 and those incurred in connection with the Reorganization. As of the Valuation Time, SWIOF will advise LADIF in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

            (j) SWIOF has filed, or has obtained extensions to file, all Federal, state and local tax returns that are required to be filed by it, and has paid or has obtained extensions to pay, all Federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Exchange Date occurs. All tax liabilities of SWIOF have adequately been provided for on its books, and no tax deficiency or liability of SWIOF has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Exchange Date occurs.

            (k) At both the Valuation Time and the Exchange Date, SWIOF will have full right, power and authority to sell, assign, transfer and deliver the Investments. At the Exchange Date, subject only to the delivery of the Investments as contemplated by this Agreement, SWIOF will have good and marketable title to all of the Investments, and LADIF will acquire all of the Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the Federal, state or foreign securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the Investments or materially affect title thereto).

            (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by SWIOF of the Reorganization, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act"), and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico) and except for the filing of Articles of Transfer with the Maryland State Department of Assessment and Taxation.

            (m) The registration statement filed by LADIF on Form N-14 relating to the LADIF Common Stock to be issued pursuant to this Agreement, and any supplement or amendment thereto or to the documents therein (as amended, the "N-14 Registration Statement"), on the effective date of the N-14 Registration Statement, at the time of the stockholders' meetings referred to in Section 6(a) of this Agreement and on the Exchange Date, insofar as it relates to SWIOF (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and
(ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus and statement of additional information included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by SWIOF for use in the N-14 Registration Statement.

            (n) SWIOF is authorized to issue 100,000,000 shares of capital stock, par value $0.01 per share, each outstanding share of which is fully paid, nonassessable and has full voting rights.

            (o) All of the issued and outstanding shares of SWIOF Common Stock were offered for sale and sold in conformity with all applicable Federal and state securities laws.

            (p) The books and records of SWIOF made available to LADIF and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of SWIOF.

            (q) SWIOF will not sell or otherwise dispose of any of the shares of LADIF to be received in the Reorganization, except in distribution to the stockholders of SWIOF.

            (r) Since April 30, 1997, there has not been any material adverse change in SWIOF's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by SWIOF of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by LADIF. For purposes of this subparagraph (r), a decline in net asset value per share or the total assets of SWIOF in the ordinary course of business shall not constitute a material adverse change.

            (s) The information to be furnished by SWIOF for use in no-action letters, applications for exemptive orders and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

            (t) The Board of Directors of SWIOF, including a majority of the directors who are not "interested persons" of SWIOF (as defined by the 1940
Act), have determined that this Agreement and the transactions contemplated hereby are in the best interests of SWIOF and that the interests of the SWIOF stockholders would not be diluted as a result of such transactions.

            2. Representations and Warranties of LADIF. LADIF represents and warrants to, and agrees with, SWIOF that:

            (a) LADIF is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland, and has the power to own all of its assets and to perform its obligations under this Agreement. LADIF has all necessary Federal, state and local authorizations to carry on its business as it is now being conducted and to perform its obligations under this Agreement.

            (b) LADIF is duly registered under the 1940 Act as a non-diversified, closed-end management investment company (File No. 811-6671), and such registration has not been revoked or rescinded and is in full force and effect. LADIF has elected to qualify and has qualified as a regulated investment company under Sections 851-855 of the Code as of its taxable year ending October 31, 1996, and has been a regulated investment company at all times since its inception.

            (c) SWIOF has been furnished with a statement of assets, liabilities and capital and a schedule of investments of LADIF, each as of April 30, 1997, said financial statements having been audited by Price Waterhouse LLP, independent accountants, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of LADIF as of the date thereof. An unaudited statement of assets, liabilities and capital of LADIF and an unaudited schedule of investments of LADIF, each as of the Valuation Time, will be furnished to SWIOF at or prior to the Exchange Date for the purpose of determining the number of shares of LADIF Common Stock to be issued pursuant to Section 4 of this Agreement; and such unaudited financial statements will fairly present the financial position of LADIF as of the Valuation Time in conformity with generally accepted accounting principles applied on a consistent basis.

            (d) LADIF has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Directors, and, subject to the approval of the issuance of the LADIF Common Stock in the Reorganization by the LADIF stockholders, this Agreement constitutes a valid and binding agreement enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and to general equity principles.

            (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of LADIF, threatened against LADIF which assert liability on the part of LADIF or which materially affect its financial condition or its ability to consummate the Reorganization. LADIF is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any Federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

            (f) LADIF is not a party to or obligated under any provision of its Articles of Incorporation, as amended, or its by-laws, as amended, or any contract or other commitment or obligation, and is not subject to any order or decree which would be violated by its execution of or performance of its obligations under this Agreement.

            (g) There are no material contracts outstanding to which LADIF is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to SWIOF prior to the Valuation Time.

            (h) LADIF has no known liabilities of a material amount, contingent or otherwise, other than those shown on LADIF's statements of assets, liabilities and capital referred to above, those incurred in the ordinary course of its business as an investment company since April 30, 1997 and those incurred in connection with the Reorganization. As of the Valuation Time, LADIF will advise SWIOF in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time.

            (i) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by LADIF of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act or state securities laws and except for the filing of Articles of Transfer with the Maryland State Department of Assessment and Taxation.

            (j) The N-14 Registration Statement, on its effective date, at the time of the stockholders' meetings referred to in Section 6(a) of this Agreement and at the Exchange Date, insofar as it relates to LADIF (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus and statement of additional information included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by LADIF for use in the N-14 Registration Statement.

            (k) LADIF is authorized to issue 100,000,000 shares of capital stock, par value $0.01 per share, each outstanding share of which is fully paid, nonassessable and has full voting rights.

            (l) The LADIF Common Stock to be issued to SWIOF pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable and will have full voting rights, no personal liability will attach to the ownership thereof, and no stockholder of LADIF will have any preemptive right of subscription or purchase in respect thereof.

            (m) At or prior to the Exchange Date, the LADIF Common Stock to be transferred to SWIOF on the Exchange Date will be duly qualified for offering to the public in all states of the United States where such qualification is required, and there are a sufficient number of such shares registered under the 1933 Act and with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.

            (n) Since April 30, 1997, there has not been any material adverse change in LADIF's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business. For purposes of this subparagraph (n), a decline in net asset value per share or the total assets of LADIF in the ordinary course of business shall not constitute a material adverse change.

            (o) The Board of Directors of LADIF, including a majority of the directors who are not "interested persons" of LADIF (as defined by the 1940
Act), have determined that this Agreement and the transactions contemplated hereby are in the best interests of LADIF and that the interests of the LADIF stockholders would not be diluted as a result of such transactions.

            (p) The information to be furnished by LADIF for use in no-action letters, applications for exemptive orders and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

            (q) LADIF has filed, or has obtained extensions to file, all Federal, state and local tax returns that are required to be filed by it, and has paid or has obtained extensions to pay, all Federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Exchange Date occurs. All tax liabilities of LADIF have adequately been provided for on its books, and no tax deficiency or liability of LADIF has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Exchange Date occurs.

            (o) All of the issued and outstanding shares of LADIF Common Stock were offered for sale and sold in conformity with all applicable Federal and state securities laws.

            (p) The books and records of LADIF made available to SWIOF and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of LADIF.

            3. The Reorganization. (a) Subject to the requisite approvals of the stockholders of each of SWIOF and LADIF being given, and to the other terms and conditions contained herein, SWIOF agrees to convey, transfer and deliver to LADIF for the benefit of LADIF, and LADIF agrees to acquire from SWIOF for the benefit of LADIF, on the Exchange Date all of the Investments (including interest accrued as of the Valuation Time on debt instruments) of SWIOF, and assume substantially all of the liabilities of SWIOF, in exchange solely for that number of shares of LADIF Common Stock provided in Section 4 of this Agreement; provided, however, that LADIF shall have no obligation to acquire any Investment or assume any liability that it is not permitted to acquire or assume pursuant to the terms of its current investment policies as described in the N-14 Registration Statement. Pursuant to this Agreement, as soon as practicable SWIOF will distribute all LADIF Common Stock received by it to its stockholders in exchange for their corresponding SWIOF Common Stock. Such distribution shall be accomplished by the opening of stockholder accounts on the stock ledger records of LADIF in the amounts due the stockholders of SWIOF based on their respective holdings in SWIOF as of the Valuation Time.

            (b) SWIOF will pay or cause to be paid to LADIF any interest it receives on or after the Exchange Date with respect to the Investments transferred to LADIF hereunder.

            (c) The Valuation Time shall be 4:00 P.M., New York time, on November 7, 1997 or such earlier or later day and time as mutually may be agreed upon in writing (the "Valuation Time").

            (d) LADIF will acquire substantially all of the assets of, and assume substantially all of the known liabilities of, SWIOF, except that recourse for such liabilities will be limited to LADIF. The known liabilities of SWIOF as of the Valuation Time shall be confirmed in writing to LADIF by SWIOF pursuant to Section 1(j) of this Agreement.

            4. Issuance and Valuation of LADIF Common Stock in the Reorganization. (a) Shares of LADIF Common Stock of an aggregate net asset value equal (to the nearest one ten thousandth of one cent) to the value of the assets of SWIOF acquired, determined as hereinafter provided, reduced by the amount of liabilities assumed by LADIF, shall be issued by LADIF in exchange for such assets of SWIOF. The assets of SWIOF and LADIF shall be determined in accordance with LADIF's procedures as in effect as of the Valuation Time, and no formula will be used to adjust the net asset value so determined of either SWIOF or LADIF to take into account differences in realized and unrealized gains and losses. Values in all cases shall be determined as of the Valuation Time. The value of the Investments of SWIOF to be transferred to LADIF shall be determined by LADIF pursuant to the procedures utilized by LADIF in valuing its own assets and determining its own liabilities for purposes of the Reorganization. Such valuation and determination shall be made by LADIF in cooperation with SWIOF and shall be confirmed in writing to SWIOF by LADIF. The net asset value per share of the LADIF Common Stock shall be determined in accordance with such procedures and LADIF shall certify the computations involved. LADIF shall issue to SWIOF separate certificates or share deposit receipts for the LADIF Common Stock registered in the name of SWIOF. SWIOF then shall distribute the LADIF Common Stock to the corresponding stockholders of SWIOF Common Stock by redelivering the certificates or share deposit receipts evidencing ownership of the LADIF Common Stock to State Street Bank & Trust Company, as the transfer agent and registrar for the LADIF Common Stock. With respect to any SWIOF stockholder holding certificates evidencing ownership of the SWIOF Common Stock as of the Exchange Date, and subject to LADIF being informed thereof in writing by SWIOF, LADIF will not permit such stockholder to receive new certificates evidencing ownership of the LADIF Common Stock, to receive dividends payable to the holders of record of LADIF Common Stock as of any date subsequent to the Exchange Date, or pledge such LADIF Common Stock, in any case, until notified by SWIOF or its agent that such stockholder has surrendered his or her outstanding certificates evidencing ownership of the SWIOF Common Stock or, in the event of lost certificates, posted adequate bond. SWIOF, at its own expense, will request its stockholders to surrender their outstanding certificates evidencing ownership of the SWIOF Common Stock, as the case may be, or post adequate bond therefor. Dividends payable on LADIF Common Stock to holders of record as of any date after the Exchange Date and prior to the exchange of certificates by an SWIOF stockholder shall be paid to such stockholder, without interest, at the time such stockholder surrenders his or her SWIOF Common Stock certificates for exchange.

            (b) No certificates or scrip representing less than one share of LADIF Common Stock shall be issued upon the surrender for exchange of certificated SWIOF Common Stock. In lieu of any such fractional share, each holder of certificated SWIOF Common Stock who would otherwise have been entitled to a fraction of a share of LADIF Common Stock shall be paid upon surrender of such certificates cash (without interest) in an amount equal to the net asset value of such fractional share. Shares of SWIOF Common Stock that are registered in book entry form only shall be issued fractional shares of LADIF Common Stock in the Reorganization.

            5. Payment of Expenses. (a) With respect to expenses incurred in connection with the Reorganization, LADIF and SWIOF shall expense their respective expenses incurred in connection with the Reorganization, including, but not limited to, all costs related to the preparation and distribution of the N-14 Registration Statement and the fees of counsel, and pay such expenses prior to the Exchange Date. Such fees and expenses shall include legal, accounting and state securities or blue sky fees, printing costs, filing fees, stock exchange fees, portfolio transfer taxes (if any), and any similar expenses incurred in connection with the Reorganization. Neither SWIOF nor LADIF shall pay any expenses of its respective stockholders arising out of or in connection with the Reorganization. The aggregate amount of estimated expenses of the Reorganization, other than those borne by the Funds' investment manager, will be allocated to SWIOF and LADIF based on their respective asset size.

            (b) If for any reason the Reorganization is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages.

            (c) SWIOF and LADIF each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for in this Agreement.

            6. Covenants of SWIOF and LADIF. (a) SWIOF agrees to call a meeting of its stockholders as soon as is practicable after the effective date of the N-14 Registration Statement for the purpose of considering the Reorganization. LADIF agrees to call a meeting of its stockholders as soon as is practicable after the effective date of the N-14 Registration Statement for the purpose of considering the (i) issuance of the LADIF Common Stock in the Reorganization,
(ii) the amendment of LADIF's name and (iii) the amendment of LADIF's fundamental investment policy with respect to issuer concentration, each as described in this Agreement.

            (b) SWIOF and LADIF each covenants to operate its respective business as presently conducted between the date hereof and the Exchange Date.

            (c) SWIOF agrees that following the consummation of the Reorganization, it will liquidate and dissolve in accordance with the laws of the State of Maryland and any other applicable law, it will not make any distributions of any LADIF Common Stock other than to the stockholders of SWIOF and without first paying or adequately providing for the payment of all of SWIOF's liabilities not assumed by LADIF, if any, and on and after the Exchange Date it shall not conduct any business except in connection with its liquidation and dissolution.

            (d) SWIOF undertakes that if the Reorganization is consummated, it will file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that SWIOF has ceased to be a registered investment company.

            (e) SWIOF and LADIF jointly will file the N-14 Registration Statement with the Securities and Exchange Commission (the "Commission") and will use their best efforts to provide that the N-14 Registration Statement becomes effective as promptly as practicable. SWIOF and LADIF agree to cooperate fully with each other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, 1934 Act, the 1940 Act, and the rules and regulations thereunder and the state securities or blue sky laws.

            (f) LADIF agrees to advise SWIOF promptly in writing if at any time prior to the Exchange Date the assets of SWIOF include any assets which LADIF will not be permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security which, prior to its acquisition by SWIOF, LADIF has informed SWIOF is unsuitable for LADIF to acquire. Moreover, LADIF has no plan or intention to sell or otherwise dispose of the assets of SWIOF to be acquired in the Reorganization, except for dispositions made in the ordinary course of business.

            (g) SWIOF and LADIF each agrees that by the Exchange Date all of its Federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes. In connection with this covenant, SWIOF and LADIF agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. LADIF agrees to retain for a period of ten years following the Exchange Date all returns, schedules and work papers and all material records or other documents relating to tax matters of SWIOF for its taxable period first ending after the Exchange Date and for all prior taxable periods. Any information obtained under this subsection shall be kept confidential except as otherwise may be necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding. After the Exchange Date, SWIOF shall prepare, or cause it agents to prepare, any Federal, state or local tax returns, including any Forms 1099, required to be filed by SWIOF with respect to SWIOF's final taxable year ending with its complete liquidation and for any prior periods or taxable years and further shall cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by SWIOF (other than for payment of taxes) in connection with the preparation and filing of said tax returns and Forms 1099 after the Exchange Date shall be borne by SWIOF to the extent such expenses have been accrued by SWIOF in the ordinary course without regard to the

Reorganization; any excess expenses shall be borne by Scudder, Stevens & Clark, Inc. at the time such tax returns and Forms 1099 are prepared.

            (h) SWIOF and LADIF each agrees to mail to each of its respective stockholders of record entitled to vote at the meeting of stockholders at which action is to be considered regarding this Agreement and the Reorganization, in sufficient time to comply with requirements as to notice thereof, a combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

            (i) Following the consummation of the Reorganization, LADIF expects to stay in existence and continue its business as a closed-end management investment company registered under the 1940 Act.

            7. Exchange Date. (a) Delivery of the assets of SWIOF to be transferred, together with any other Investments, and the LADIF Common Stock to be issued, shall be made at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 4:30 P.M. on the Valuation Date, or at such other place, time and date agreed to by SWIOF and LADIF, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date." To the extent that any Investments, for any reason, are not transferable on the Exchange Date, SWIOF shall cause such Investments to be transferred to LADIF's account with Brown Brothers Harriman & Co. at the earliest practicable date thereafter.

            (b) SWIOF will deliver to LADIF on the Exchange Date confirmations or other adequate evidence as to the tax basis of each of the Investments delivered to LADIF hereunder, certified by Coopers & Lybrand LLP.

            (c) LADIF shall have made prior arrangements for the delivery on the Exchange Date of the Investments to Brown Brothers Harriman & Co. as the custodian for LADIF.

            (d) As soon as practicable after the close of business on the Exchange Date, SWIOF shall deliver to LADIF a list of the names and addresses of all of the stockholders of record of SWIOF on the Exchange Date and the number of shares of SWIOF Common Stock owned by each such stockholder, certified by its transfer agent for the SWIOF Common Stock, as applicable, or by its President to the best of their knowledge and belief.

            8. SWIOF Conditions. The obligations of SWIOF hereunder shall be subject to the following conditions:

            (a) That (i) the issuance of the LADIF Common Stock in the Reorganization, the change of LADIF's name and the modification of LADIF's fundamental investment policy with respect to issuer concentration, as well as the modification of any other fundamental investment policy determined by the Board of Directors of LADIF required to be modified in connection with the Reorganization shall have been approved by the requisite vote of the LADIF stockholders as described in the N-14 Registration Statement and (ii) this Agreement shall have been adopted, and the Reorganization shall have been approved, by the affirmative vote of the holders of more than fifty percent of the SWIOF Common Stock issued and outstanding and entitled to vote thereon.

            (b) That LADIF shall have modified its investment policies to be substantially similar to those of SWIOF on the date of execution of this Agreement and that those modifications remain in full force and effect on the Exchange Date.

            (c) That LADIF shall have furnished to SWIOF a statement of LADIF's assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of its investments, all as of the Valuation Time, certified on LADIF's behalf by its President (or any Vice President) and its Treasurer, and a certificate signed by LADIF's President (or any Vice President) and its Treasurer, dated as of the Exchange Date, certifying that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of LADIF since October 31, 1996, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

            (d) That LADIF shall have furnished to SWIOF a certificate signed by LADIF's President (or any Vice President) and its Treasurer, dated as of the Exchange Date, certifying that all representations and warranties of LADIF made in this Agreement are true and correct in all material respects with the same effect as if made at and as of the Exchange Date, and that LADIF has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

            (e) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

            (f) That SWIOF shall have received an opinion of Venable, Baetjer and Howard, LLP, Maryland counsel to LADIF, in form satisfactory to SWIOF and dated the Exchange Date, to the effect that (i) LADIF is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland; (ii) the LADIF Common Stock to be delivered to SWIOF stockholders as provided for by this Agreement is duly authorized and, upon delivery, will be validly issued and outstanding and fully paid and nonassessable by LADIF, and no stockholder of LADIF has any preemptive right to subscription or purchase in respect thereof (pursuant to the Articles of Incorporation, as amended, or the by-laws of LADIF or, to the best of such counsel's knowledge, otherwise); (iii) this Agreement has been duly authorized, executed and delivered by LADIF; (iv) the execution and delivery of this Agreement did not, and the consummation of the Reorganization will not, violate the Articles of Incorporation, as amended, or the by-laws of LADIF; (v) no consent, approval, authorization or order of any Maryland court or governmental authority is required for the consummation by LADIF of the Reorganization, except such as have been obtained under Maryland law and assuming the effectiveness of the Articles of Transfer; provided, however, that such counsel need express no opinion with regard to the state securities laws of the State of Maryland; and (vi) such opinion shall be rendered to Willkie Farr & Gallagher, and may be relied upon by Willkie Farr & Gallagher in connection with the rendering of its opinion to SWIOF. In connection with the rendering of the opinion set forth above, Venable, Baetjer and Howard, LLP shall provide a letter stating that SWIOF and Willkie Farr & Gallagher are permitted to rely upon the Venable, Baetjer and Howard, LLP opinion previously rendered to Shareholder Communications Corporation as to matters of Maryland law relating to the utilization of televoting procedures by LADIF.

            (g) That SWIOF shall have received an opinion of Willkie Farr & Gallagher, as counsel to LADIF, in form satisfactory to SWIOF and dated the Exchange Date, to the effect that (i) no consent, approval, authorization or order of any U.S. Federal court or governmental authority is required for the consummation by SWIOF and LADIF of the Reorganization, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the Commission thereunder and such as may be required under state securities or blue sky laws; (ii) the N-14 Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the N-14 Registration Statement has been issued and, to the knowledge of such counsel, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the N-14 Registration Statement, and each amendment or supplement thereto, as of their respective effective dates, appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and the published rules and regulations of the Commission thereunder; (iii) the descriptions in the N-14 Registration Statement of statutes, legal and governmental proceedings and contracts and other documents, to the extent that such descriptions relate to matters of law are accurate and fairly present the information required to be shown; (iv) such counsel do not know of any statutes, legal or governmental proceedings or contracts or other documents related to the Reorganization of a character required to be described in the N-14 Registration Statement that are not described therein or, if required to be filed, filed as required; (v) the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, violate any material provision of any agreement (known to such counsel) to which LADIF is a party or by which LADIF is bound; (vi) LADIF, to the knowledge of such counsel, is not required to qualify to do business as a foreign corporation in any jurisdiction except as may be required by state securities or blue sky laws, and except where it has so qualified or the failure so to qualify would not have a material adverse effect on LADIF, or its stockholders; (vii) such counsel does not have actual knowledge of any material suit, action or legal or administrative proceeding pending or threatened against LADIF, the unfavorable outcome of which would materially and adversely affect LADIF; (viii) all corporate actions required to be taken by LADIF to authorize this Agreement and to effect the Reorganization have been duly authorized by all necessary corporate actions on the part of LADIF and (ix) this Agreement represents a valid and binding contract, enforceable against LADIF in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and to general equity principles.

            Such counsel also shall state that they have participated in conferences with officers and other representatives of SWIOF and LADIF at which the contents of the N-14 Registration Statement and related matters were discussed and, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the N-14 Registration Statement (except to the extent indicated in their opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the LADIF), they do not believe that the proxy statement forming a part of the N-14 Registration Statement, as of its date, as of the date of the LADIF stockholder meeting, and as of the Exchange Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding LADIF or necessary, in the light of the circumstances under which they were made, to make the statements therein regarding LADIF not misleading; and such counsel need not express any opinion or belief as to the financial statements, other financial data, statistical data or information relating to LADIF contained or incorporated by reference in the N-14 Registration Statement. In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on certificates of officers of LADIF with regard to matters of fact and certain certificates and written statements of governmental officials with respect to the good standing of LADIF and on the opinion of Venable, Baetjer and Howard, LLP as to matters of Maryland law. In giving the opinion set forth above, Willkie Farr & Gallagher may state that it is relying on the opinion of counsel to Shareholders Communications Corporation as to matters of Maryland law relating to the utilization of televoting procedures by LADIF.

            (h) That SWIOF shall have received either (a) a private letter ruling from the Internal Revenue Service or (b) an opinion of Willkie Farr & Gallagher, to the effect that for Federal income tax purposes (i) the transfer of substantially all of the Investments of SWIOF to LADIF and the assumption of substantially all of the liabilities of SWIOF by LADIF in exchange solely for LADIF Common Stock as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(D) of the Code; (ii) in accordance with Section 361(a) of the Code, no gain or loss will be recognized to SWIOF as a result of the Reorganization; (iii) no gain or loss will be recognized to LADIF as a result of the Reorganization; (iv) in accordance with
Section 354(a)(1) of the Code, no gain or loss will be recognized to the stockholders of SWIOF on the distribution to them by SWIOF of LADIF Common Stock in exchange for their corresponding SWIOF Common Stock, and in accordance with
Section 356(a) of the Code gain, if any, will be recognized with respect to any cash or property other than LADIF Common Stock received; (v) in accordance with
Section 1032 of the Code, no gain or loss will be recognized by the stockholders of LADIF upon the issuance of LADIF Common Stock and the distribution of such LADIF Common Stock to SWIOF stockholders in the Reorganization; (vi) in accordance with Section 362(b) of the Code, the basis to LADIF of the Investments will be the same as the basis of the Investments in the hands of SWIOF immediately prior to the consummation of the Reorganization, except for any necessary adjustment on account of cash or property received; (vii) in accordance with Section 1223 of the Code, a stockholder's holding period for his LADIF Common Stock will be determined by including the period for which he or she held the SWIOF Common Stock exchanged therefor, provided that he or she held such SWIOF shares as a capital asset; (viii) in accordance with Section 1223 of the Code, LADIF's holding period with respect to the Investments will include the period for which such Investments were held by SWIOF; and (ix) no gain or loss will be recognized to SWIOF or its stockholders upon the liquidation of SWIOF in connection with the Reorganization. In addition, such opinion shall state that, without any independent investigation having been made with respect to the qualification of either SWIOF or LADIF as a regulated investment company under the Code and based upon certain representations by SWIOF and LADIF, the status of SWIOF and LADIF as regulated investment companies under Sections 851-855 of the Code will not be affected as a result of the Reorganization, except that upon the liquidation of SWIOF in connection with the Reorganization its regulated investment company status will terminate.

            (i) That all proceedings taken by LADIF and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to SWIOF.

            (j) That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of LADIF, contemplated by the Commission.

            (k) That SWIOF shall have received from Price Waterhouse LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Exchange Date, in form and substance satifactory to SWIOF, to the effect that (i) they are independent accountants with respect to LADIF within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplementary information of LADIF included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;
(iii) on the basis of limited procedures agreed upon by SWIOF and described in such letter (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of any unaudited interim financial statements and unaudited supplementary information of LADIF included in the N-14 Registration Statement, and inquiries of certain officials of LADIF responsible for financial and accounting matters, nothing came to their attention that caused them to believe that (a) such unaudited financial statements and related unaudited supplementary information do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, (b) such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements, (c) such unaudited supplementary information is not fairly stated in all material respects in relation to the unaudited financial statements taken as a whole, (d) there had been any changes in assets, liabilities, net assets, net investment income, net increase (decrease) in net assets from operations or net increase (decrease) in net assets as compared with amounts as of LADIF's most recent audited fiscal year end or the corresponding period in LADIF's most recent audited fiscal year, other than changes occurring in the ordinary course of business, and (e) based on such limited procedures, there is no change in their report on the most recent audited financial statements of LADIF; and (iv) on the basis of limited procedures agreed upon by SWIOF and described in such letter (but not an examination in accordance with generally accepted auditing standards), the information relating to LADIF appearing in the N-14 Registration Statement, which information is expressed in dollars (or percentages derived from such dollars) (with the exception of performance comparisons, if any), if any, has been obtained from the accounting records of LADIF or from schedules prepared by officials of LADIF having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.

            (l) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall have been instituted or threatened which would materially adversely affect the financial condition of LADIF or would prohibit the Reorganization.

            (m) That SWIOF shall have received from the Commission such orders or interpretations as Willkie Farr & Gallagher, as counsel to SWIOF, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Reorganization, provided that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

            (n) In addition, SWIOF shall have received from Price Waterhouse LLP a letter addressed to LADIF and SWIOF on the Exchange Date, in form and substance satisfactory to LADIF and SWIOF, to the effect that on the basis of limited procedures agreed upon by LADIF and SWIOF (but not an examination in accordance with generally accepted auditing standards) (i) the data utilized in the calculations of the projected expense ratio appearing in the N-14 Registration Statement agree with underlying accounting records of LADIF and SWIOF or to written estimates by management of LADIF or SWIOF, as the case may be, and were found to be mathematically correct and (ii) the calculation of the net asset value per share of SWIOF as of the Valuation Date was determined in accordance with generally accepted accounting practices and the portfolio valuation practices of LADIF.

            (o) LADIF shall have executed the Articles of Transfer.

            9. LADIF Conditions. The obligations of LADIF hereunder shall be subject to the following conditions:

            (a) That (i) the issuance of the LADIF Common Stock in the Reorganization, the change of LADIF's name and the modification of LADIF's fundamental investment policy with respect to issuer concentration, as well as the modification of any other fundamental investment policy determined by the Board of Directors of LADIF required to be modified in connection with the Reorganization shall have been approved by the requisite vote of the LADIF stockholders as described in the N-14 Registration Statement and (ii) this Agreement shall have been adopted, and the Reorganization shall have been approved, by the affirmative vote of the holders of more than fifty percent of the SWIOF Common Stock issued and outstanding and entitled to vote thereon.

            (b) That LADIF shall have modified its investment policies to be substantially similar to those of SWIOF on the date of execution of this Agreement and that those modifications remain in full force and effect on the Exchange Date.

            (c) That SWIOF shall have furnished to LADIF a statement of SWIOF's assets, liabilities and capital, with values determined as provided in Section 4 of this Agreement, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on SWIOF's behalf by its President (or any Vice President) and its Treasurer, and a certificate of both such officers, dated the Exchange Date, certifying that there has been no material adverse change in the financial position of SWIOF since April 30, 1997, other than changes in the Investments since that date or changes in the market value of the Investments.

            (d) That SWIOF shall have furnished to LADIF a certificate signed by SWIOF's President (or any Vice President) and its Treasurer, dated the Exchange Date, certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of SWIOF made in this Agreement are true and correct in all material respects as if made at and as of such date and

SWIOF has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such date.

            (e) That SWIOF shall have delivered to LADIF a letter from Coopers & Lybrand LLP, dated the Exchange Date, stating that such firm has performed a limited review of the Federal, state and local income tax returns of SWIOF for the period ended April 30, 1997 (which returns originally were prepared and filed by SWIOF), and that based on such limited review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the Federal, state and local income taxes of SWIOF for the period covered thereby; and that for the period from April 30, 1997 to and including the Exchange Date such firm has performed a limited review to ascertain the amount of applicable Federal, state and local taxes, and has determined that either such amount has been paid or reserves established for payment of such taxes, this review to be based on unaudited financial data; and that based on such limited review, nothing has come to their attention which caused them to believe that the taxes paid or reserves set aside for payment of such taxes were not adequate in all material respects for the satisfaction of Federal, state and local taxes for the period from April 30, 1997 to and including the Exchange Date and for any taxable year of SWIOF ending upon the liquidation of SWIOF or that SWIOF would not continue to qualify as a regulated investment company for Federal income tax purposes.

            (f) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

            (g) That LADIF shall have received an opinion of Venable, Baetjer and Howard, LLP, Maryland counsel to SWIOF, in form satisfactory to LADIF and dated the Exchange Date, to the effect that (i) SWIOF is a corporation duly organized, validly existing and in good standing in conformity with the laws of the State of Maryland; (ii) this Agreement has been duly authorized, executed and delivered by SWIOF; (iii) SWIOF has the corporate power to sell, assign, transfer and deliver the assets transferred by it hereunder and, upon consummation of the Reorganization in accordance with the terms of this Agreement, SWIOF will have duly transferred such assets and liabilities in accordance with this Agreement; (iv) the execution and delivery of this Agreement does not, and the consummation of the Reorganization will not, violate the Articles of Incorporation, as amended, or the by-laws of SWIOF; (v) no consent, approval, authorization or order of any Maryland court or governmental authority is required for the consummation by SWIOF of the Reorganization, except such as have been obtained under Maryland law and assuming the effectiveness of the Articles of Transfer; provided, however, that such counsel need express no opinion with regard to the state securities laws of the State of Maryland; and (vi) such opinion shall be rendered to Willkie Farr & Gallagher, and may be relied upon by Willkie Farr & Gallagher in connection with the rendering of its opinion to LADIF. In connection with the rendering of the opinion set forth above, Venable, Baetjer and Howard, LLP shall provide a letter stating that LADIF and Willkie Farr & Gallagher are permitted to rely upon the Venable, Baetjer and Howard, LLP opinion previously rendered to Shareholder Communications Corporation as to matters of Maryland law relating to the utilization of televoting procedures by SWIOF.

            (h) That LADIF shall have received an opinion of Willkie Farr & Gallagher, as counsel to SWIOF, in form satisfactory to LADIF and dated the Exchange Date, with respect to the matters specified in Section 8(g) of this Agreement (except that references therein to LADIF shall be changed to SWIOF) and such other matters as LADIF reasonably may deem necessary or desirable.

            (i) That LADIF shall have received a private letter ruling from the Internal Revenue Service or opinion of Willkie Farr & Gallagher with respect to the matters specified in Section 8(h) of this Agreement.

            (j) That LADIF shall have received from Coopers & Lybrand LLP a letter dated as of the effective date of the N-14 Registration Statement and a similar letter dated within five days prior to the Exchange Date, in form and substance satisfactory to LADIF, to the effect that (i) they are independent accountants with respect to SWIOF within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the financial statements and supplementary information of SWIOF included or incorporated by reference in the N-14 Registration Statement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; (iii) on the basis of limited procedures agreed upon by LADIF and described in such letter (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of any unaudited interim financial statements and unaudited supplementary information of SWIOF included in the N-14 Registration Statement, and inquiries of certain officials of SWIOF responsible for financial and accounting matters, nothing came to their attention that caused them to believe that (a) such unaudited financial statements and related unaudited supplementary information do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder, (b) such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles, applied on a basis substantially consistent with that of the audited financial statements, (c) such unaudited supplementary information is not fairly stated in all material respects in relation to the unaudited financial statements taken as a whole, (d) there had been any changes in assets, liabilities, net assets, net investment income, net increase (decrease) in net assets from operations or net increase (decrease) in net assets as compared with amounts as of SWIOF's most recent audited fiscal year end or the corresponding period in SWIOF's most recent audited fiscal year, other than changes occurring in the ordinary course of business, and (e) based on such limited procedures, there is no change in their report on the most recent audited financial statements of SWIOF; and (iv) on the basis of limited procedures agreed upon by LADIF and described in such letter (but not an examination in accordance with generally accepted auditing standards), the information relating to SWIOF appearing in the N-14 Registration Statement, which information is expressed in dollars (or percentages derived from such dollars) (with the exception of performance comparisons, if any), if any, has been obtained from the accounting records of SWIOF or from schedules prepared by officials of SWIOF having responsibility for financial and reporting matters and such information is in agreement with such records, schedules or computations made therefrom.

            (k) That the Investments to be transferred to LADIF shall not include any assets or liabilities which LADIF, by reason of charter limitations or otherwise, may not properly acquire or assume.

            (l) That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of SWIOF, contemplated by the Commission.

            (m) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall have been instituted or threatened which would materially adversely affect the financial condition of SWIOF or would prohibit the Reorganization.

            (n) That LADIF shall have received from the Commission such orders or interpretations as Willkie Farr & Gallagher, as counsel to LADIF, deems reasonably necessary or desirable under the 1933 Act and the 1940 Act in connection with the Reorganization, provided that such counsel shall have requested such orders as promptly as practicable, and all such orders shall be in full force and effect.

            (o) That all proceedings taken by SWIOF and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to LADIF.

            (p) That prior to the Exchange Date, SWIOF shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its stockholders all of its net investment company taxable income for the period from May 1, 1996 to and including the Exchange Date, if any (computed without regard to any deduction or dividends paid), and all of its net capital gain, if any, realized for the period from May 1, 1996 to and including the Exchange Date.

            (q) In addition, LADIF shall have received from Price Waterhouse LLP a letter addressed to LADIF and SWIOF on the Exchange Date, in form and substance satisfactory to LADIF and SWIOF, to the effect that on the basis of limited procedures agreed upon by the LADIF and SWIOF (but not an examination in accordance with generally accepted auditing standards) (i) the data utilized in the calculations of the projected expense ratio appearing in the N-14 Registration Statement agree with underlying accounting records of LADIF and SWIOF or to written estimates by management of LADIF or SWIOF, as the case may be and were found to be mathematically correct and (ii) the calculations of the net asset values per share of LADIF and SWIOF as of the Valuation Date were determined in accordance with generally accepted accounting practices and the portfolio valuation practices of LADIF.

            (r) SWIOF shall have executed the Articles of Transfer.

            10. Termination, Postponement and Waivers.

            (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the stockholders of SWIOF and or the approval of the issuance of the LADIF Common Stock by the LADIF stockholders) prior to the Exchange Date, (i) by mutual written consent of the Boards of Directors of SWIOF and LADIF; (ii) by the Board of Directors of SWIOF if any condition of SWIOF's obligations set forth in Section 8 of this Agreement has not been fulfilled or waived by the Board of Directors of SWIOF; or (iii) by the Board of Directors of LADIF if any condition of LADIF's obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by the Board of Directors of LADIF.

            (b) If the transactions contemplated by this Agreement have not been consummated by April 30, 1998, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Directors of SWIOF and LADIF.

            (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either SWIOF or LADIF or persons who are their directors, trustees, officers, agents or stockholders in respect of this Agreement.

            (d) At any time prior to the Exchange Date, any of the terms or conditions of this Agreement (other than Section 8(g) or Section 9(h) may be waived by the Board of Directors of either SWIOF or LADIF, respectively (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to their respective stockholders, on behalf of which such action is taken.

            (e) The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither SWIOF nor LADIF nor any of their officers, directors or trustees, agents or stockholders shall have any liability with respect to such representations or warranties after the Exchange Date. This provision shall not protect any officer, director or trustee, agent or stockholder of SWIOF or LADIF against any liability to the entity for which that officer, director or trustee, agent or stockholder so acts or to its stockholders to which that officer, director or trustee, agent or stockholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

            (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Exchange Date and shall impose any terms or conditions which are determined by action of the Boards of Directors of SWIOF and LADIF to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the stockholders of SWIOF and LADIF, unless such terms and conditions shall result in a change in the method of computing the number of shares of LADIF Common Stock to be issued to SWIOF in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the stockholders of SWIOF and LADIF prior to the meeting at which the Reorganization shall have been approved by the SWIOF stockholders or in at which the issuance of the LADIF Common Stock was approved by the LADIF stockholders, this Agreement shall not be consummated and shall terminate unless SWIOF and LADIF promptly shall call special meetings of stockholders at which such conditions so imposed shall be submitted for approval.

            11. Indemnification. (a) SWIOF hereby agrees to indemnify and hold LADIF harmless from all loss, liability and expense (including reasonable counsel fees and expenses in connection with the contest of any claim) which LADIF may incur or sustain by reason of the fact that (i) LADIF shall be required to pay any corporate obligation of SWIOF, whether consisting of tax deficiencies or otherwise, based upon a claim or claims against SWIOF which were omitted or not fairly reflected in the financial statements to be delivered to LADIF in connection with the Reorganization; (ii) any covenant has been breached in any material respect; or (iii) any claim is made alleging that (a) the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement and Prospectus delivered to the stockholders of SWIOF and forming a part of the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to SWIOF by LADIF.

            (b) LADIF hereby agrees to indemnify and hold SWIOF harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) which SWIOF may incur or sustain by reason of the fact that (i) any covenant has been breached in any material respect or (ii) any claim is made alleging that (a) the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (b) the Proxy Statement and Prospectus delivered to the stockholders of LADIF and forming a part of the N-14 Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to LADIF by SWIOF.

            (c) In the event that any claim is made against LADIF in respect of which indemnity may be sought by LADIF from SWIOF under Section 11(a) of this Agreement, or in the event that any claim is made against SWIOF in respect of which indemnity may be sought by SWIOF from LADIF under Section 11(b) of this Agreement, then the party seeking indemnification (the "Indemnified Party"), with reasonable promptness and before payment of such claim, shall give written notice of such claim to the other party (the "Indemnifying Party"). If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after the giving of notice hereunder, then the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of such claim is established (i) to the satisfaction of the Indemnifying Party, or (ii) by a final determination of a court of competent jurisdiction, whereupon the Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement, or (iii) with respect to any tax claims, within seven calendar days following the earlier of (A) an agreement between SWIOF and LADIF that an indemnity amount is payable, (B) an assessment of a tax by a taxing authority, or (C) a "determination" as defined in Section 1313(a) of the Code. For purposes of this Section 11, the term "assessment" shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority. In the event of any objection by the Indemnifying Party, the Indemnifying Party promptly shall investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.

            12. Other Matters. (a) Pursuant to Rule 145 under the 1933 Act, and in connection with the issuance of any shares to any person who at the time of the Reorganization is, to its knowledge, an affiliate of a party to the Reorganization pursuant to Rule 145(c), LADIF will cause to be affixed upon the certificate(s) issued to such person (if any) a legend as follows:

         THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 OR (II) IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO [SCUDDER GLOBAL HIGH INCOME FUND, INC./THE LATIN AMERICA DOLLAR INCOME FUND, INC.], SUCH REGISTRATION IS NOT REQUIRED.

and, further, that stop transfer instructions will be issued to LADIF's transfer agent with respect to such shares. SWIOF will provide LADIF on the Exchange Date with the name of any SWIOF stockholder who is to the knowledge of SWIOF an affiliate of it on such date.

            (b) All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

            (c) Any notice, report or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to SWIOF or LADIF, in either case at c/o Scudder, Stevens & Clark, Inc., 345 Park Avenue, New York, New York 10154, Attn: Bruce Goldfarb, Vice President.

            (d) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each party and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

            (e) This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

            (f) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                     [Balance of page intentionally blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on its behalf by its duly authorized officers all as of the date first written above.

                                       SCUDDER WORLD INCOME
                                       OPPORTUNITIES FUND, INC.


Attest:



By:_______________________________     By:_______________________________
Name:                                  Name:
Title:                                 Title:

                                       THE LATIN AMERICA DOLLAR INCOME
                                       FUND, INC.


Attest:


By:_______________________________     By:_______________________________
Name:                                  Name:
Title:                                 Title: